FIRST NATIONAL BANCORP, INC.
                             78 North Chicago Street
                             Joliet, Illinois 60432

                                 PROXY STATEMENT


         This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Shareholders Meeting of First National Bancorp, Inc. (the "Company") to be held on Thursday, March 14, 1996, at 3:00 p.m. at 78 N. Chicago Street, Joliet, Illinois, and any adjournments or postponements thereof and further to inform the Shareholders concerning the use of the proxy and the business to be transacted at the meeting.

         This proxy statement and form of proxy were first mailed to the Shareholders on or about Thursday, February 22, 1996.

         The proxy may be revoked at any time before it is voted whether in writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing the proxy. The items enumerated herein constitute the only business which the Board of Directors intends to present or is informed that others will present at the meeting. If any other matters are properly presented at the meeting for action, the persons name in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgement.

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The expenses in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may in some cases also be made by telephone or personal calls by officers, directors or regular employees of First National Bank of Joliet who will not be specially compensated for such solicitation.

         On the record date, the Company had issued and outstanding and entitled to vote 1,215,902 shares of $10.00 par value common stock, except that 2,683 shares, or .22%, are held by the Trust Department of First National Bank of Joliet as sole Trustee and may not be voted. Only Shareholders of record at the close of business of the Company on Friday, February 16, 1996, are entitled to notice of and to vote at the Shareholders meeting. Each share of common stock entitles the holder to one (1) vote on any matter brought before the meeting except for the election of directors.

         A quorum of Shareholders is necessary to take action at the Annual Shareholders Meeting. A majority of the outstanding shares of common stock of the Company, represented in person or by proxy, will constitute a quorum of Shareholders at the Annual Shareholders Meeting. Abstentions will be considered as present for purposes of a quorum and will be considered as a no vote on any matter brought before the Shareholders. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares of common stock on a particular matter, those shares will not be considered as present for purposes of a quorum and therefore not entitled to vote with respect to that matter. Votes cast by proxy or in person at the Annual Shareholders Meeting will be tabulated by the inspectors of election appointed for the Annual Shareholders Meeting.

         In the election for directors, each Shareholder shall have the right to vote the number of shares owned by such Shareholder for as many persons as there are directors to be elected or to cumulate such votes and give one (1) person as many votes as shall equal the number of directors to be elected multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of persons. The eleven (11) persons receiving a plurality of the votes cast for director shall be elected as directors. For any other proposal brought before the Shareholders, a simple majority of the votes cast is required for the proposal to be approved.

         A copy of the 1995 Annual Report of the Company and its wholly owned subsidiaries, the First National Bank of Joliet ("FNB"), Southwest Suburban Bank ("SWSB"), the Bank of Lockport ("BOL") and Plano Bancshares, Inc. and its subsidiary the Community Bank of Plano ("CBP"), is enclosed and accompanies this Proxy Statement.

Election of Directors

         The eleven (11) persons named below are the persons whom the Board of Directors recommends for election as directors of the Company for a term ending at the next Annual Shareholders Meeting in 1997. All of the nominees are members of the current Board of Directors of the Company.

         It is intended that all shares of common stock represented by a proxy in the accompanying form will be voted for the election of the persons listed below as directors unless authority to vote for the election of directors is withheld in such proxy. The Board of Directors has no reason to believe that any of the nominees will refuse or be unable to serve, but if any of the nominees will refuse or be unable to serve, proxies may be voted for election of other persons selected by the Board of Directors. Certain information with respect to the nominees is set forth below.

                              NOMINEES FOR DIRECTOR

                              Principal Occupation for             Director of Company or
Name and Age                   the Past Five Years(1)                  Subsidiary Since
------------                  ------------------------             ----------------------
Sheldon C. Bell          President, Coldwell Banker Bell                   1973
(Age 61)                 (Real Estate)

George H. Buck           President, Werden Buck Company                    1980
(Age 47)                 (Face Brick-Masonry Materials)

Albert G. D'Ottavio      President, Secretary/Treasurer, and COO,          1980
(Age 52)                 First National Bancorp, Inc.; President
                         and COO, First National Bank of Joliet

Watson A. Healy          Achitect                                          1976
(Age 71)

Paul A. Lambrecht        Retired Chairma, Brown & Lambrecht                1976
(Age 72)                 Construction, Inc. (Earthmoving)

Harvey J. Lewis          Farmer                                            1973
(Age 71)

Walter F. Nolan          Partner, Clifton, Gunderson & Co.                 1991
(Age 55)                 (Certified Public Accountant)

Charles R. Peyla (2)     President, Illinois Securities Company            1973
(Age 63)                 (Insurance)

Louis R. Peyla (2)       Chairman of the Board, Illinois Securities        1983
(Age 65)                 Company (Insurance)

Kevin T. Reardon         Chairman of the Board and CEO, First              1973
(Age 60)                 National Bancorp, Inc. and First National
                         Bank of Joliet

Howard E. Reeves         President, HOW Enterprises, Inc.                  1980
(Age 62)                 (Land Development)

(1) All of the above named directors have been engaged in the principal occupation specified for more than five years unless otherwise noted.

(2)  Charles R. and Louis R. Peyla are brothers

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at December 31, 1995, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.


    Name of Individual or                   Amount and Nature of        Percent
Number of Individuals in Group             Beneficial Ownership (1)     of Class
------------------------------             ------------------------     --------

Directors
---------

Sheldon C. Bell .............................        10,752               0.88%

George H. Buck ..............................         7,898               0.65%

Albert G. D'Ottavio .........................         8,013               0.66%

Watson A. Healy .............................         5,247               0.43%

Paul A. Lambrecht ...........................        20,473               1.68%

Harvey J. Lewis .............................         4,240               0.35%

Walter F. Nolan .............................        19,045               1.56%

Charles R. Peyla ............................        24,424               2.00%

Louis R. Peyla ..............................        21,257               1.74%

Kevin T. Reardon ............................        27,515               2.26%

Howard E. Reeves ............................        18,657               1.53%

All directors and executive officers
of the Company and the Bank as a
group (14 persons)...........................       175,056              14.40%


(1) All of the listed directors and executive officers exercise sole voting and investment control over the shares indicated and own the shares directly, except for the following shares: Sheldon C. Bell--jointly with spouse 1,560 shares, as Trustee of the Company's Profit Sharing Trust 8,586 shares; George H. Buck--custodian 42 shares; Albert G. D'Ottavio--spouse 406 shares; Watson A. Healy--trust 4,724 shares; Paul A. Lambrecht--jointly with spouse 6,858 shares and trust 13,092 shares; Harvey J. Lewis--trustee 3,075 shares, spouse trustee 955 shares; Walter F. Nolan--jointly with spouse 7,665 shares; Charles R. Peyla--agent for the Illinois Securities Company 5,511 shares, co-trustee 17,624 shares, spouse 42 shares; Louis R. Peyla--co-trustee 17,624 shares; Kevin T. Reardon--trust 13,265 shares, spouse trust 10,000 shares, trustee 4,050 shares; Howard E. Reeves--spouse 3,935 shares, trust 5,982 shares, trustee of the Company Profit Sharing Trust 8,400 shares; Jack A. Podlesny--jointly with spouse 648 shares, jointly with other relatives 168 shares, individually 386 shares; James T. Limacher--trustee 99 shares, individually 3,522 shares; John J. Keigher--jointly with spouse 2,712 shares.

Transactions with Management


      Directors and officers of the Company and its subsidiaries and their associates, were customers of and had transactions with the Company and its subsidiaries during 1995. Additional transactions may be expected to take place in the future. All loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

      Charles R. And Louis R. Peyla each own more than a 10% interest in the Illinois Securities Company. FNB, SWSB, BOL, and CBP have purchased insurance policies through the Illinois Securities Company for a number of years and the Company and its subsidiaries will continue to do so in 1996. In 1995 FNBJ, SWSB, BOL and CBP paid approximately $456,600 in insurance premiums for various policies to the Illinois Securities Company.


Compliance with Section 16(a) of the Securities Exchange Act of 1934


      Section 16(a) of the Securities Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for the 1995 fiscal year, the Company is not aware that any of its directors and executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1995 through December 31, 1995.


Board of Directors and Committees of the Company


      The Board of Directors of the Company had twelve (12) meetings in 1995. No director attended less than 80% of all such meetings. The directors of the Company do not receive any compensation for attendance at meetings of the directors of the Company. All directors of the Company also serve as directors of FNB and only receive compensation as directors of FNB. Messrs. Reardon and D'Ottavio also serve as directors of the Company's other subsidiaries, without additional compensation.

      The Company's Board of Directors did not have any committees in 1995. The full Board of Directors considers matters pertaining to nominations to the Board.

                            Compensation of Directors

      Directors of the Company are not paid a fee for serving on the Company's Board. Directors of FNB receive a fee of $1,500 per meeting of the FNB Board and $100 for each committee meeting attended.


Report of the Compensation Committee on Executive Compensation


      Officers of the Company are not compensated separately from their respective positions at FNB. The Compensation Committee of FNB is responsible for recommending salaries to the Board of Directors of FNB and establishing compensation plans and policies for the executive officers and members of management of FNB. The Board of Directors of FNB review and act upon the recommendations of the Compensation Committee.

      The compensation Committee has in the past set annual compensation recommendations by evaluating the responsibilities of the positions and the individuals' experience, performance, career progress and development. The Compensation Committee utilized Sheshunoff, Illinois Bank Administration and Bank Administration Institute surveys in the analysis of compensation levels of similarly employed individuals. The compensation of the executive officers as established by the Compensation Committee and approved by the Board of Directors of FNB are generally targeted in the middle of the compensation levels in these surveys. In addition, the compensation of its chief executive officer and chief operating officer are reviewed with respect to their very active roles in the performance and management of the Company and its four subsidiary banks, FNB, SWSB, BOL and CBP. With respect to Mr. Kevin T. Reardon, the Compensation Committee of FNB recommended and the Board of Directors of FNB approved an increase in his base cash compensation for 1995 from $222,000 to $230,000. With respect to Mr. Albert G. D'Ottavio, the Compensation Committee of FNB recommended and the Board of Directors of FNB approved an increase in his base cash compensation for 1995 from $177,000 to $185,000.

      In reaching a decision with respect to bonuses to be awarded, the Committee gave significant consideration to the individual contributions of the officer, the favorable operating results of the Company 1995 and the continued success of FNB, SWSB, BOL and CBP with respect to earnings, return on equity, return on assets, total return to Shareholders and financial condition. No precise weighting was assigned to any of these factors and the Committee believes that the performance of the Company in each area has compared favorably with similar sized bank holding companies in this geographic area. The bonuses reflect the view of the Compensation Committee that the awards were appropriate in light of the excellent performance over the past three years of the Company and its subsidiary banks. The Compensation Committee recognized achievements of the chief executive officer and the chief operating officer in the areas of customer service, technology use and innovation and management efficiency but did not assign a weighting factor to any specific area. With respect to Mr. Kevin T. Reardon, Chief Executive officer, the Compensation Committee of FNB recommended and its Board of Directors approved an increase in his bonus for 1995 from $168,000 to $180,000. With respect to Mr. Albert G. D'Ottavio, Chief Operating Officer, the Compensation Committee of FNB recommended and its Board of Directors approved an increase in his bonus for 1995 from $105,000 to $112,000.

      Neither Mr. Reardon nor Mr. D'Ottavio participated in discussions of the Compensation Committee regarding either of their respective compensation.

      This report is submitted on behalf of the members of the Committee:

                               Charles R. Peyla
                               Paul A. Lambrecht
                               Kevin T. Reardon
                               Albert G. D'Ottavio
                               Howard E. Reeves

      The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include the preceding report unless such report is specifically stated to be incorporated by reference into such document.


Compensation Committee Interlocks and Insider Participation


      The Company does not have a Compensation Committee and no compensation is paid by the Company to any officer. However, Kevin T. Reardon and Albert G. D'Ottavio, Chief Executive Officer and Chief Operating Officer respectively, do serve on the Compensation Committee of FNB. They do not participate in any discussions and they abstain from any vote of the Compensation Committee regarding either of their compensation as officers of FNB. The Company's Board of Directors had no compensation committee interlocks with any other entity.

Executive Compensation


      The following table sets forth information concerning the compensation paid or granted for the past three fiscal years to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company whose aggregate salary and bonus exceeded $100,000 for the 1995 fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                                                                     Long Term Compensation
                                                        Annual Compensation              Awards                Payouts

            (a)                                (b)        (c)       (d)       (e)        (f)         (g)         (h)        (i)
                                                                            Other                 Securities
                                                                            Annual    Restricted  Underlying              All Other
Name and Principal                                                          Compen-     Stock      Options/      LTIP      Compen-
Position                                      Year     Salary($)  Bonus($)  sation($)  Award(s)     SARs(#)   Payouts($)  sation ($)
------------------                            ----     ---------  --------  --------- ----------  ----------  ----------  ----------


Kevin T. Reardon .......................      1995      230,000   180,000      -0-        -0-        -0-         -0-       4,593.86
Chairman of the Board,  CEO ............      1994      222,000   168,000      -0-        -0-        -0-         -0-       4,616.88
and Director of First National .........      1993      210,000   160,000      -0-        -0-        -0-         -0-       3,936.63
Bank of Joliet

Albert G. D'Ottavio ....................      1995      185,000   112,000      -0-        -0-        -0-         -0-       4,509.19
President, COO and Director ............      1994      177,000   105,000      -0-        -0-        -0-         -0-       4,620.00
of First National Bank of Joliet .......      1993      168,000   100,000      -0-        -0-        -0-         -0-       4,497.02

Jack A. Podlesny .......................      1995      100,000    20,000      -0-        -0-        -0-         -0-       3,565.00
Vice-President and Cashier .............      1994       93,000    17,500      -0-        -0-        -0-         -0-       3,285.00
of First National Bank of Joliet .......      1993       87,000    17,500      -0-        -0-        -0-         -0-       3,110.00

John J. Keigher ........................      1995      100,000    20,000      -0-        -0-        -0-         -0-       3,565.00
Vice-President of ......................      1994       93,000    15,000      -0-        -0-        -0-         -0-       3,210.00
First National Bank of Joliet ..........      1993       87,000    15,000      -0-        -0-        -0-         -0-       3,035.00

James T. Limacher ......................      1995       89,000    15,000      -0-        -0-        -0-         -0-       3,120.00
Vice-President of ......................      1994       89,000    15,000      -0-        -0-        -0-         -0-       2,970.00
First National Bank of Joliet ..........      1993       89,000    10,000      -0-        -0-        -0-         -0-       2,950.00


Pension Plan


      FNB maintains the First National Bank of Joliet Retirement Plan (the "Plan") to provide retirement benefits to eligible employees of the Company's subsidiary banks. Prior to November 1, 1991, only employees of FNB were covered by the Plan. Commencing on November 1, 1991, the Plan coverage was extended to employees of SWSB, on January 1, 1992 Plan coverage was extended to employees of BOL, and on November 1, 1994 Plan coverage was extended to employees of CBP. Each year employer contributions to the Plan are required in amounts which are actuarially determined and are dependent upon participant age, service and compensation, benefit payments, and investment gains or losses of the trust fund. Upon attainable normal retirement age under the Plan (sixty-five (65) with at least 5 years of participation in the Plan), an eligible employee will be entitled to a monthly pension benefit. The benefit shall be equal to 1.25% of final average pay plus .625% of final average pay over the covered compensation amount (based on date of birth) times years of service (maximum 30 years), plus
 .5% of final average pay times years of service in excess of 30 years (maximum 5 years).

      Employees are eligible to participate in the Plan upon reaching age twenty-one (21) and the completion of a year of service. A year of service is
(i) the first  twelve  (12)  consecutive  months;  or (ii) the  first  Plan year
(November through October) thereafter, during which an employee completes at least 1,000 hours of service of employment with one or more of the subsidiary banks.

      Any participant in the Plan who terminates his employment for any reason other than retirement, disability or death, will be entitled to a percentage of his accrued benefits according to the following vesting schedule:

     Years of Service                 Vested %
     ----------------                 --------

            1                             0%
            2                             0%
            3                            20%
            4                            40%
            5                            60%
            6                            80%
            7                           100%


Pension Plan Table


      The following Pension Plan Table shows the estimated annual benefits payable upon retirement in 1995 for participants in Plan at the specified compensation and years of service levels:


                                Years of Service
--------------------------------------------------------------------------------
Compensation    15           20          25               30               35
--------------------------------------------------------------------------------

   20,000      3,750        5,000       6,250            7,500            8,000

   40,000      8,820       11,760      14,700           17,640           18,640

   60,000     14,445       19,260      24,075           28,890           30,390

   80,000     20,070       26,760      33,450           40,140           42,140

  100,000     25,695       34,260      42,825           51,390           53,890

  120,000     31,320       41,760      52,200           62,640           65,640

  140,000     36,945       49,260      61,575           73,890           77,390

  150,000     39,758       53,010      66,263           79,515           83,265



      The normal retirement benefit for a retired eligible employee is based upon final average pay. Final average pay is determined by the average of the highest sixty (60) consecutive months compensation within the last ten (10) completed years of employment. Compensation greater than $150,000 exceeds the current qualified plan compensation limits. Special transition rules apply to benefits based on compensation above this level. Table benefits are computed based upon a life annuity and ten-year certain payment form.

      The years of credited service for named executive officers is as follows:

                                             Years of Credited Service
      Name of Individual                           Towards Plan
      ------------------                     -------------------------

      Kevin T. Reardon                                  34
      Albert G. D'Ottavio                               31
      Jack A. Podlesny                                  22
      John J. Keigher                                   34
      James T. Limacher                                 24

      The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include the following performance graph and related information unless such graph and related information is specifically stated to be incorporated by reference into such document.


Shareholder Return Performance Presentation

The graphical presentation omitted herein compares the cumulative total return over the eight year period from January 1, 1988 through December 31, 1995 based on a $100 investment made as of December 31, 1987. For purposes of the $100 invested in Company common stock, it is assumed the dividends received during the eight year measurement period were reinvested at the then current trading price for Company common stock. The cumulative total return also reflects the change in share price between the beginning and end of the measurement period. Changes in the Nasdaq Stock Market Composite and Nasdaq Bank indices over the same eight year measurement period using an equal $100 investment made as of December 31, 1987 are presented to provide general comparisons to both a broad equity market index and a specific industry (banking) index.

The following data points were utilized in preparation of the omitted graph.


                                                    Cumulative Total Return (measured as of 12/31)*
                              ------------------------------------------------------------------------------------
                              1987      1988      1989      1990      1991      1992      1993      1994      1995
                              ----      ----      ----      ----      ----      ----      ----      ----      ----

First National Bancorp.       $100      $117      $148      $180      $202      $236      $279      $327      $409
Nasdaq Bank Index              100       111       100        65        90       136       176       178       257
Nasdag Composite               100       115       138       113       177       205       233       226       316


*  Total return assumes reinvestment of dividends


                         Independent Public Accountants

     The appointment of independent public accountants is approved annually by the Board of Directors. The Board of Directors has authorized the engagement of McGladrey & Pullen, LLP as its independent public accountants for the fiscal year 1996. McGladrey & Pullen, LLP was retained in 1995 by the Company under a one (1) year contract for the purpose of performing, in accordance with generally accepted auditing standards, the audit of the Company's consolidated financial statements and will continue to serve in 1996 under similar terms. McGladrey & Pullen, LLP has served as the independent public accountants of the Company since 1986. If the appointment of McGladrey & Pullen, LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

     The Examining and Audit Committee and the Trust Audit Committee of FNB met with representatives of McGladrey & Pullen, LLP and the internal auditors quarterly during 1995 to review the results of all audit work performed in that period.

     A representative of the firm of McGladrey & Pullen, LLP is expected to be present at the Annual Shareholders Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.


Shareholder Proposals for the 1997 Annual Meeting of Shareholders

        Any proposals of Shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Chairman of the Company at its principal executive officers at 78 North Chicago Street, Joliet, Illinois 60432 on or before October 24, 1996, to be considered for inclusion in the Company's Proxy Statement and proxy relating to such meeting.


Other Business

        The Board of Directors know of no other matters to be brought before the Annual Shareholders Meeting. If any other matters should properly come before the meeting, the persons named in the proxy will have the discretion to vote the proxy in accordance with their best judgment on those matters.


                       By Order of the Board of Directors



                              /s/ Kevin T. Reardon
                              --------------------
                                Kevin T. Reardon
                              Chairman of the Board
                           and Chief Executive Officer



Joliet, Illinois
February 22, 1996



A COPY OF THE 1995 FORM 10-K (THE ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION) IS AVAILABLE FREE OF CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST
TO: MR. KEVIN T. REARDON, CHAIRMAN OF THE BOARD, FIRST NATIONAL BANCORP, INC., 78 NORTH CHICAGO STREET, JOLIET, ILLINOIS 60432.

                  NOTICE OF THE ANNUAL SHAREHOLDERS MEETING OF
                          FIRST NATIONAL BANCORP, INC.




To the Shareholders of First National Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Shareholders Meeting of First National Bancorp, Inc., (the "Company"), will be held on Thursday, March 14, 1996 at 3:00 p.m. at the main office of the First National Bank of Joliet, 78 North Chicago Street, Joliet, Illinois, for the purpose of considering and voting upon the following matters:


      1.    The election of eleven (11) directors of the Company.

      2. The transaction of such other business as may properly be brought before the meeting or any adjournments or postponements thereof.


The Board of Directors knows of no other business to be brought before the meeting. The close of business of the Company on Friday, February 16, 1996, has been fixed by the Board of Directors as the record date for the determination of Shareholders of the Company entitled to notice of and to vote at the Annual Shareholders Meeting and any adjournments or postponements thereof.




Dated:   February 22, 1996



                       By Order of the Board of Directors


                              /s/ Kevin T. Reardon
                              --------------------
                                Kevin T. Reardon
                              Chairman of the Board
                           and Chief Executive Officer





                                    IMPORTANT

Whether you expect to attend the meeting or not, please mark, sign, date and promptly return the enclosed proxy in the enclosed, self-addressed envelope.

February 22, 1996



To Our Shareholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Shareholders Meeting of First National Bancorp, Inc. to be held on Thursday, March 14, 1996, at 3:00 p.m. at the main office of First National Bank of Joliet at 78 North Chicago Street, Joliet, Illinois.

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

In addition to the specific matters to be acted upon, there will be a report on the progress of First National Bancorp, Inc. and its subsidiaries, First National Bank of Joliet, Southwest Suburban Bank, Bank of Lockport and Plano Bancshares, Inc. and its subsidiary the Community Bank of Plano.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to please mark, sign, date and promptly return the enclosed BLUE proxy in the envelope provided.

Sincerely,



/s/ Kevin T. Reardon
--------------------
Kevin T. Reardon
Chairman of the Board
and Chief Executive Officer


KTR:kgg

                          FIRST NATIONAL BANCORP, INC.
                 78 North Chicago Street, Joliet, Illinois 60432

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE

               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Shareholder or Shareholders of First National Bancorp, Inc., ("Company"), do hereby nominate, constitute and appoint KEVIN T. REARDON and ALBERT G. D'OTTAVIO or any one of them (with substitution, for me or us and in my or our name, place and stead) to vote all the shares of common stock of the Company, standing in my or our name, on the Company's books as of the close of its business on Friday, February 16, 1996 at the Annual Meeting of Shareholders of the Company to be held at the office of First National Bank of Joliet, 78 North Chicago Street, Joliet, Illinois, on Thursday, March 14, 1996 at 3:00 p.m., or any adjournment thereof, with all the powers the undersigned would possess if personally present. The shares are to be voted in accordance with my or our directions as follows:

1. The election of the eleven (11) persons listed below and in the Company's Proxy Statement dated February 22, 1996, as directors of the Company:

                              FOR ( ) WITHHOLD ( )

      Sheldon C. Bell         Paul A. Lambrecht        Louis R. Peyla
      George H. Buck          Harvey J. Lewis          Kevin T. Reardon
      Albert G. D'Ottavio     Walter F. Nolan          Howard E. Reeves
      Watson A. Healy         Charles R. Peyla
                                   (over)

YOU MAY INDICATE YOUR DESIRE TO WITHHOLD AUTHORITY TO VOTE FOR ANY PERSON BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY PERSON.

      The Board of Directors recommends a vote "FOR" the election of the above listed persons as directors of the Company.


2. Such other business as may be properly brought before the meeting or any adjournment thereof.

      If any other business is properly brought before said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.



(Signature of Shareholder or Shareholders)




(Signature of Shareholder or Shareholders)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.




DATED:                               , 1996
        -----------------------------


(1) All of the above named directors have been engaged in the principal occupation specified for more than five years unless otherwise noted.

(2)   Charles R. and Louis R. Peyla are brothers.